                                                                     Exhibit 4.1

                                   Conformed
         The PMI Group, Inc. Savings and Profit-Sharing Plan and Trust
            Through Amendment No. 2 and Change in Trustee Amendment
                           Effective January 1, 1998


The PMI Group, Inc. hereby establishes The PMI Group, Inc. Savings and Profit-Sharing Plan effective April 1, 1995, for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute (i) a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k), and (ii) an eligible individual account plan as described in ERISA section 407(d)(3). It is intended that on or about February 1, 1996, assets from The Savings and Profit Sharing Fund of Allstate Employees attributable to the account balances thereunder of participants who immediately preceding the date of the transfer are employees of The PMI Group, Inc., or an affiliate thereof, shall be transferred to the Plan.

The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between The PMI Group, Inc. and Merrill Lynch Trust Company, FSB. The Trust is intended to be tax exempt as described under Code section 501(a).

The PMI Group, Inc. Savings and Profit-Sharing Plan and Trust, as set forth in this document, is hereby effective as of April 1, 1995 and includes all amendments thereafter through January 1, 1998.


Date:_______________, 19____     The PMI Group, Inc.

                                 By:______________________________

                                  Title:__________________________

The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.


Date:_______________, 19____     Merrill Lynch Trust Company, FSB

                                 By:______________________________

                                  Title:__________________________

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1    DEFINITIONS
     -----------

     When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

     1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan or amounts transferred on behalf of a Participant from The Allstate Plan:

          (a) "Pre-Tax Account". An account created to hold Pre-Tax Contributions and amounts transferred from The Allstate Plan designated as "Basic Pre-Tax Deposits and Additional Pre-Tax Deposits" amounts thereunder.

          (b) "After-Tax Transfers Account". An account created to hold amounts transferred from The Allstate Plan designated as "After-Tax Deposits" amounts thereunder.

          (c) "Rollover Account". An account created to hold Rollover Contributions.

          (d) "Company Match Cash Account". An account created to hold basic Company Matching Contributions.

          (e) "Company Match Stock Account". An account created to hold supplemental Company Matching Contributions.

          (f) "Prior Employer Account". An account created to hold amounts transferred from The Allstate Plan designated as "Employers' Contribution" amounts thereunder."

          (g) "Qualified Nonelective Account". An account created to hold Qualified Nonelective Contributions.

     1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

     1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

     1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

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

     1.5 "Allstate Plan Accounts". A Participant's After-Tax Transfers and Prior Employer Accounts.

     1.6 "Allstate Stock". Shares of common stock of The Allstate Corporation, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

     1.7 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

     1.8 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.9 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

     1.10 "Company". The PMI Group, Inc. or any successor by merger, purchase or otherwise.

     1.11 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

     1.12 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457.

          For purposes of determining benefits under the Plan, Compensation is limited to $150,000 per Plan Year, (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)).

          For purposes of determining HCEs and key employees and for purposes of
          Section 13.2, Compensation for the entire Plan Year shall be used.
          For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

     1.13 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section
          1.1.  Specific types of contribution include:

          (a) "Pre-Tax Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on an eligible Participant's behalf.

          (b) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

          (c) "Company Matching Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

          (d) "Qualified Nonelective Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula.

     1.14 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for cost of living increases pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) any elective employer contribution under Code section 408(p)(2)(A)(i).

     1.15 "Conversion Period". The period of converting the prior accounting system of the Plan and Trust, if such Plan and Trust were in existence prior to April 1, 1995, or the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to the Effective Date, to the accounting system described in Section 6.

     1.16 "Direct Rollover". An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

     1.17 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

     1.18 "Effective Date". The date through which the provisions of this document are amended. This date is January 1, 1998, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

     1.19 "Eligible Employee".  An Employee of an Employer, except any Employee:

          (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan; or

          (b) who is treated as an Employee because he or she is a Leased Employee.

     1.20 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     1.21 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section

          401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     1.22 "Employee".  An individual who is:

          (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

          (b)   a Leased Employee.

     1.23 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company. By adopting the Plan, an Employer is deemed to agree to all of its terms, including (but not limited to) (i) the provisions granting exclusive authority to the Company's board of directors and the Committee to amend or terminate the Plan and (ii) the provisions granting exclusive authority to the Company and the Committee to administer and interpret the Plan.

     1.24 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.25 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

     1.26 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or
          (3) not an Employee.

     1.27 "Investment Fund" or "Fund".  An investment fund as described in
          Section 16.2. The Investment Funds authorized by the Administrator to be offered under the Plan as of the Effective Date are set forth in Appendix A.

     1.28 "Leased Employee". An individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

          (a) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

          (b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

     1.29 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

          (a)   was authorized by a Related Company; or

          (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

     1.30 "Loan Account".  If Participant loans are permitted in accordance with
          Section 9, the record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

     1.31 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

     1.32 "Normal Retirement Date".  The date of a Participant's 65th birthday.

     1.33 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

     1.34 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in
          Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in
          Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements as described in Section
          2.1. A Participant's participation continues until his or her employment with all Related

          Companies ends and his or her Account is distributed or forfeited.

     1.35 "Pay". All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

          Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year, except that for purposes of the short Plan Year commencing April 1, 1995 and ending December 31, 1995, $112,500 shall be substituted for the preceding reference to $150,000.

     1.36 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

          An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

          The Company has directed that with regard to an individual who is an Employee on April 1, 1995, his or her service on or before March 31, 1995 with Sears Roebuck and Co., or an affiliate thereof, to the extent credited under The Savings and Profit Sharing Fund of Sear Employees shall be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes.

     1.37 "Plan". The PMI Group, Inc. Savings and Profit-Sharing Plan set forth in this document, as from time to time amended.

     1.38 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31. The Plan Year ending December 31, 1995 shall be a short Plan Year commencing April 1, 1995.

     1.39 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

     1.40 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

     1.41 Required Beginning Date. The latest date benefit payments shall commence to a Participant. Such date shall mean the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

     1.42 "Settlement Date". For each Trade Date, the Trustee's next business day.

     1.43 "Spousal Consent". The written consent given by a spouse to a Participant's Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

     1.44 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

     1.45 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

     1.46 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

     1.47 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

     1.48 "The Allstate Plan". The Savings and Profit Sharing Fund of Allstate Employees, a profit sharing and stock bonus plan and leveraged employee stock ownership plan, originally effective June 30, 1995 and to which was transferred assets from The Savings and Profit Sharing Fund of Sears Employees on behalf of employees and former employees of The Allstate Corporation or a subsidiary thereof.

     1.49 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

     1.50 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts and any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses.

     1.51 "Trustee". Merrill Lynch Trust Company, FSB, a federal savings bank, chartered under the laws of the United States.

     1.52 "USERRA". The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

2    ELIGIBILITY
     -----------

     2.1  Eligibility

          All Participants as of January 1, 1998 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first day of the next payroll period after the date he or she completes a 12 month Period of Employment. The eligibility period begins on the date an Employee's Period of Employment commences.

     2.2  Ineligible Employees

          If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

     2.3  Ineligible or Former Participants

          A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan (if Participant loans are permitted in accordance with Section 9), during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3    PARTICIPANT CONTRIBUTIONS
     -------------------------

     3.1  Pre-Tax Contribution Election

          Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution.
          The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

     3.2  Changing a Contribution Election

          A Participant who is an Eligible Employee may change his or her Pre-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

     3.3  Revoking and Resuming a Contribution Election

          A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

          A Participant who is an Eligible Employee may resume Contributions by making a new Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

     3.4  Contribution Percentage Limits

          The Administrator may establish and change from time to time, in writing, without the necessity of amending this Plan and Trust, the minimum, if applicable, and maximum Pre-Tax Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. As of the Effective Date, the Pre-Tax Contribution minimum percentage is 1% and the maximum percentage is 17%.

          Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

     3.5  Refunds When Contribution Dollar Limit Exceeded

          A Participant who makes Pre-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 following the year of deferral and shall not be included as an Annual Addition under Code section 415 for the year contributed. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions.
          Any Company Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used to reduce future Contributions to be made by an Employer as soon as administratively feasible. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

     3.6  Timing, Posting and Tax Considerations

          Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant.

          In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

4    ROLLOVERS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS
     ---------------------------------------------------------

     4.1  Rollovers

          The Administrator may authorize the Trustee to accept a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, if he or she is a Participant, except that effective July 1, 1995, "even if he or she is not yet a Participant" shall be substituted for the preceding reference to "if he or she is a Participant". The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

          If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

     4.2  Transfers From and To Other Qualified Plans

          The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or transfer assets in cash or in kind directly to another qualified plan; provided that a transfer should not be directed if:

          (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless, in the event of a receipt of assets, the Plan complies with such requirements or, in the event of a transfer of assets, the receiving Plan complies with such requirements; or

          (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions, in the event of a receipt of assets or, under the applicable provisions of the receiving plan, in the event of a transfer of assets.

          The Trustee may refuse the receipt of any transfer if:

          (a)   the Trustee finds the in-kind assets unacceptable; or

          (b) instructions for posting amounts to Participants' Accounts are incomplete.

          Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

5    EMPLOYER CONTRIBUTIONS
     ----------------------

     5.1  Company Matching Contributions

          (a)  Frequency and Eligibility.

               Basic Contribution: For each Plan Year, the Employer shall make basic Company Matching Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and was an Eligible Employee on the last day of the period.

               For the Plan Year ending December 31, 1995, the "period" shall include the period January 1, 1995 through March 31, 1995 while such Participant was a participant in The Savings and Profit Sharing Fund of Sears Employees.

               Supplemental Contribution: For each Plan Year, the Employer may make supplemental Company Matching Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who was determined to be eligible to receive basic Company Matching Contributions.

          (b)  Allocation Method.

               Basic Contribution: The basic Company Matching Contributions for each period shall total 25% of each eligible Participant's Pre-Tax Contributions for the period, provided that no basic Company Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

               For the Plan Year ending December 31, 1995, "Pre-Tax Contribution" shall include "Basic and Additional Pre-Tax Deposits" made to The Savings and Profit Sharing Fund of Sears Employees for the period January 1, 1995 through March 31, 1995.

               Supplemental Contribution: The supplemental Company Matching Contributions for the period shall total a percentage, up to 50%, as determined by the Employer, of each eligible Participant's Pre-Tax Contributions for the period provided that no supplemental Company Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

               For the Plan Year ending December 31, 1995, "Pre-Tax Contributions" shall include "Basic and

                Additional Pre-Tax Deposits" made to The Savings and Profit Sharing Fund of Sears Employees for the period January 1, 1995 through March 31, 1995.

          (a)   Timing, Medium and Posting.

                Basic Contribution. The Employer shall make each period's basic Company Matching Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Company Match Cash Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Match Cash Account.

                Supplemental Contribution. The Employer shall make each period's supplemental Company Matching Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Company Match Stock Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Match Stock Account.

     5.2  Qualified Nonelective Contributions

          (a) Frequency and Eligibility. For each Plan Year, the Employer may make a Qualified Nonelective Contribution on behalf of each Non-Highly Compensated Employee Participant who was an Eligible Employee on the last day of the period.

          (b) Allocation Method. The Qualified Nonelective Contribution for each period shall be in an amount determined by the Employer and allocated among eligible Participants in direct proportion to their Pay, subject to a maximum dollar amount which may be contributed on behalf of any Participant as determined by the Employer.

          (c) Timing, Medium and Posting. The Employer shall make each period's Qualified Nonelective Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. Notwithstanding, for purposes of satisfying the tests described in Section 12, Qualified

                Nonelective Contributions shall be made before the end of the Plan Year following the Plan Year being tested. The Trustee shall post such amount to each Participant's Qualified Nonelective Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Qualified Nonelective Account.

6    ACCOUNTING
     ----------

     6.1  Individual Participant Accounting

          The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep and Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

     6.2  Sweep Account is Transaction Account

          All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

     6.3  Trade Date Accounting and Investment Cycle

          Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

     6.4  Accounting for Investment Funds

          Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

     6.5  Payment of Fees and Expenses

          Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would be impermissible under Code sections 401(a)(4) or 411(a)(11).

          (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

          (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment (if such payment form is permitted in accordance with Section 11), Investment Fund election change and loan (if Participant loans are permitted in accordance with Section 9) fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

          (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

          As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employer is set forth in Appendix B and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

          The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

     6.6  Accounting for Participant Loans

          Participant loans (if permitted in accordance with Section 9) shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

     6.7  Error Correction

          The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee.

     6.8  Participant Statements

          The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

     6.9  Special Accounting During Conversion Period

          The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

     6.10 Accounts for QDRO Beneficiaries

          A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO.

          Such a separate Account shall be valued and accounted for in the same manner as any other Account.

          (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under Section 11, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

          (b) Participant Loans. If in accordance with Section 9, Participant loans are permitted, except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

          (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7    INVESTMENT FUNDS AND ELECTIONS
     ------------------------------

     7.1  Investment Funds

          Except for Participants' Sweep and Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date, a list of the Investment Funds offered under the Plan is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan and Trust.

     7.2  Investment Fund Elections

          Each Participant shall direct the investment of all of his or her Accounts except for his or her Company Match Stock Account which shall be entirely invested in the Investment Fund specified by the Administrator, which Investment Fund as of the Effective Date is set forth in Appendix A.

          A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

          The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

     7.3  Responsibility for Investment Choice

          Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an

          Investment Fund is offered shall not be construed to be a recommendation for investment.

     7.4  Default if No Election

          The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

     7.5  Timing

          A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

     7.6  Investment Fund Election Change Fees

          A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8    VESTING
     -------

     8.1  Fully Vested Contribution Accounts

          A Participant shall be fully vested in all Accounts at all times.

9    PARTICIPANT LOANS
     -----------------

     9.1  Participant Loans Permitted

          Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

     9.2  Loan Application, Note and Security

          A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

     9.3  Spousal Consent

          A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

     9.4  Loan Approval

          The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

     9.5  Loan Funding Limits, Account Sources and Funding Order

          The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

          (a)   Plan Minimum Limit.  The minimum amount for any loan is $1,000.

          (b) Plan Maximum Limit, Account Sources and Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested in the priority order as follows:

                     Pre-Tax Account
                     Qualified Nonelective Account
                     Company Match Cash Account

                     Company Match Stock Account
                     Prior Employer Account
                     Rollover Account
                     After-Tax Transfers Account

          (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

     9.6  Maximum Number of Loans

          A Participant may have only one loan outstanding at any given time.

     9.7  Source and Timing of Loan Funding

          A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account type and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

          The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

     9.8  Interest Rate

          The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

     9.9  Loan Payment

          Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years.

     9.10 Loan Payment Hierarchy

          Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments credited to Accounts for which the Participant directs investment as described in
          Section 7 are credited to the Investment Funds based upon the Participant's current investment election for new Contributions. Loan payments credited to Accounts for which the Participant does not direct investment as described in Section 7 are credited to the Investment Funds specified by the Administrator for such Accounts.

     9.11 Repayment Suspension

          The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

     9.12 Loan Default

          A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

          In the event the default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

     9.13 Call Feature

          The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

10   IN-SERVICE WITHDRAWALS
     ----------------------

     10.1 In-Service Withdrawals Permitted

          In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal made in accordance with a Participant's Required Beginning Date.

     10.2 In-Service Withdrawal Application and Notice

          A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

          If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

          (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

          (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or, alternatively, elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

     10.3 Spousal Consent

          A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

     10.4 In-Service Withdrawal Approval

          The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

     10.5  Minimum Amount, Payment Form and Medium

          The minimum amount for any type of in-service withdrawal is $500.

          Except as otherwise provided in this Section with regard to a Participant's Allstate Plan Accounts, the form of payment and medium of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

     10.6 Special Provisions Related to Payment Medium for a Participant's Allstate Plan Accounts

          Regarding a Participant's Allstate Plan Accounts, the medium of payment for an in-service withdrawal shall be in cash, except that a Participant may instead elect payment in the form of whole shares of Allstate Stock and cash in lieu of fractional shares to the extent of his or her Prior Employer Fund balance or, if greater, to the extent of his or her Allstate Plan Accounts balance if he or she elects to liquidate the portion of his or her Allstate Plan Accounts balance not otherwise invested in the Prior Employer Fund. Such liquidation proceeds shall be deposited to the Prior Employer Fund and used to purchase shares of Allstate Stock on his or her behalf.

          The provisions of this Section 10.6 are subject to Section 10.7.

     10.7 Discontinuance of Special Provisions Related to Payment Medium for a Participant's Allstate Plan Accounts

          The provisions of Section 10.6 are for the purpose of continuing a comparable provision as formerly provided under The Allstate Plan. The Plan in its form as stated is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement. The Company will apply for a letter of determination from the Internal Revenue Service that the Plan so qualifies.

          The Allstate Corporation is not a Related Company and the Company does not intend to maintain an Investment Fund comprised of Allstate Stock. The Company intends to discontinue the availability of payments in the form of shares of Allstate Stock. Upon receipt of a favorable determination from the Internal Revenue Service that the Plan, following such discontinuation, will qualify under Code section 401(a), the provisions of Section 10.6 shall be deemed to be discontinued as provided in the application for determination and the favorable determination.

     10.8 Source and Timing of In-Service Withdrawal Funding

          An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which, if Participant loans are permitted in accordance with Section 9, excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

          The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

     10.9 Hardship Withdrawals

          (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any resultant federal, state or local income taxes or penalties reasonably anticipated from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need", and (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

          (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

                (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

                (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

                (3) the payment of unreimbursable tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

                (4) the payment of funeral expenses of an Employee's family member;

                (5) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                (6)  any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

          (c) "Deemed Necessary". A withdrawal is "deemed necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from this Plan and all other plans maintained by Related Companies;

                (2) the Administrator shall suspend the Employee from making any contributions to this Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                (3) the Administrator shall reduce the Contribution Dollar Limit for the Employee with regard to this Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Pre-Tax Contributions for the calendar year of the withdrawal.

          (d) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's After-Tax Transfers Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

                     Rollover Account
                     Company Match Cash Account
                     Company Match Stock Account
                     Prior Employer Account

                     Pre-Tax Account

                The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax Account.

          (e) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

          (f) Suspension from Further Contributions. Upon making a Hardship withdrawal, a Participant may not make additional Pre-Tax (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies) for a period of 12 months from the date the withdrawal payment is made.

     10.10      After-Tax Transfers Account Withdrawals

          (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's After-Tax Transfers Account.

          (c) Permitted Frequency. There is no restriction on the number of After-Tax Transfers Account withdrawals permitted to a Participant.

          (d) Suspension from Further Contributions. An After-Tax Transfers Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

     10.11      Rollover Account Withdrawals

          (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's Rollover Account.

          (c) Permitted Frequency. There is no restriction on the number of Rollover Account withdrawals permitted to a Participant.

          (d) Suspension from Further Contributions. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

     10.12      Over Age 59 1/2 Withdrawals

          (a) Requirements. A Participant who is an Employee and over age 59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her After-Tax Transfers Account first:

                     Rollover Account
                     Pre-Tax Account
                     Qualified Nonelective Account
                     Company Match Cash Account
                     Company Match Stock Account
                     Prior Employer Account
                     After-Tax Transfers Account

          (c) Permitted Frequency. There is no restriction on the number of Over Age 59 1/2 withdrawals permitted to a Participant.

          (d) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

     10.13      After-Tax Transfers and Prior Employer Accounts Withdrawals

          (a)   Requirements.  In order to preserve benefits protected by Code section 411(d)(6) with regard to amounts held in a Participant's Prior Employer Account, which amounts under the terms of The Allstate Plan were available for withdrawal by a Participant to the extent of the amount of such that had been on deposit for at least two years or to the extent of the total amount of such if the Participant had participated in The Allstate Plan (or its predecessor plan) for at least 5 years, which under the terms of the Plan are no longer permitted withdrawal conditions, a Participant who is an Employee may withdraw any amount credited to such Account.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her After-Tax Transfers Account first:

                     Prior Employer Account
                     After-Tax Transfers Account

          (c) Permitted Frequency. There is no restriction on the number of After-Tax Transfers and Prior Employer Accounts withdrawals permitted to a Participant.

          (d) Suspension from Further Contributions. An After-Tax Transfers and Prior Employer Accounts withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S REQUIRED
     ---------------------------------------------------------------------------
     BEGINNING DATE
     --------------

     11.1 Benefit Information, Notices and Election

          A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

          Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

          If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

          (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution; and

          (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible

                Rollover Distribution or, alternatively, elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

     11.2 Spousal Consent

          A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

     11.3 Payment Form and Medium

          Except to the extent otherwise provided by Section 11.6, a Participant may elect to be paid in any of these forms:

          (a)  a single lump sum, or

          (b)  a portion paid in a lump sum, and the remainder paid later.

          Except as otherwise provided in this Section with regard to a Participant's Allstate Plan Accounts, the medium of payment for a distribution shall be in cash, except to the extent a distribution consists of a loan call as described in Section 9 and except that a Participant may elect that a lump sum payment be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

     11.4 Special Provisions Related to Payment Medium for a Participant's Allstate Plan Accounts

          Regarding a Participant's Allstate Plan Accounts, a Participant may elect payment of a single lump sum in the form of whole shares of Allstate Stock and cash in lieu of fractional shares to the extent of his or her Prior Employer Fund balance or, if greater, to the extent of his or her Allstate Plan Accounts balance if he or she elects to liquidate the portion of his or her Allstate Plan Accounts balance not otherwise invested in the Prior Employer Fund. Such liquidation proceeds shall be deposited to the Prior Employer Fund and used to purchase shares of Allstate Stock on his or her behalf.

          The provisions as stated in the preceding paragraph shall also apply with regard to payment of a partial payment but only with regard to a Participant whose termination of employment with all Related Companies

          (for reason other than death) occurred after his or her (i) attainment of age 55 and completion of 20 or more years of continuous service,
          (ii) attainment of age 60 and completion of 10 or more years of continuous service or (iii) only with regard to a Participant whose termination of employment with all Related Companies is by reason of health problems or as a direct result (as determined by the Administrator) of the closing or reorganization of a unit, attainment of age 50 and completion of 10 or more years of continuous service, and with regard to any such Participant only for any such partial payment made to the Participant within 15 months following his or her termination of employment with all Related Companies. Continuous service for this purpose shall include a Participant's service for this purpose as credited under The Allstate Plan.

          The provisions of this Section 11.4 are subject to Section 11.5.

     11.5 Discontinuance of Special Provisions Related to Payment Medium for a Participant's Allstate Plan Accounts

          The provisions of Section 11.4 are for the purpose of continuing a comparable provision as formerly provided under The Allstate Plan. The Plan in its form as stated is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement. The Company will apply for a letter of determination from the Internal Revenue Service that the Plan so qualifies.

          The Allstate Corporation is not a Related Company and the Company does not intend to maintain an Investment Fund comprised of Allstate Stock. The Company intends to discontinue the availability of payments in the form of shares of Allstate Stock. Upon receipt of a favorable determination from the Internal Revenue Service that the Plan, following such discontinuation, will qualify under Code section 401(a), the provisions of Section 11.4 shall be deemed to be discontinued as provided in the application for determination and the favorable determination.

     11.6 Distribution of Small Amounts

          If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $5,000 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $5,000, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

     11.7 Source and Timing of Distribution Funding

          A distribution to a Participant shall be made solely from the assets of his or her own Accounts and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

          The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

     11.8 Latest Commencement Permitted

          In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

          If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

     11.9 Payment Within Life Expectancy

          The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

     11.10  Incidental Benefit Rule

          The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

     11.11  Payment to Beneficiary

          Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

          (a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

          (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

          (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

     11.12  Beneficiary Designation

          Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

          (a)  Participant's surviving spouse,

          (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

          (c)  Participant's estate.

12   ADP AND ACP TESTS
     -----------------

     12.1 Contribution Limitation Definitions

          The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of
          Section 12 the Section 12 definition shall be controlling):

          (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

          (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

          (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

          (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

          (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions to this Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

          (f) "Contributions" shall include Company Matching Contributions. In addition, Contributions may include Pre-Tax and Qualified Nonelective Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, (3) Qualified Nonelective Contributions are fully vested when made, not withdrawable by an Employee before he or she attains age 59 1/2 and (4) they otherwise satisfy the requirements as prescribed under Code section

               401(m) permitting treatment as Contributions for purposes of the ACP Test, including with regard to Qualified Nonelective Contributions satisfaction of the requirements of Code section 401(a) in the manner prescribed under Code section 401(m).

          (g) "Deferrals" shall include Pre-Tax Contributions. In addition, Deferrals may include Qualified Nonelective Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ACP Test, (3) they are fully vested when made, not withdrawable by an Employee before he or she attains age 59 1/2 and (4) they otherwise satisfy the requirements as prescribed under Code section 401(k) permitting treatment as Deferrals for purposes of the ADP Test, including satisfaction of the requirements of Code section 401(a) in the manner prescribed under Code section 401(k).

          (h) "HCE" or "Highly Compensated Employee". With respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

               (1) Was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

               (2) Received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) or, if the Company elects for such preceding Plan Year "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) and was a member of the "top-paid group" (within the meaning of Code section 414(q)(3)) for such preceding Plan Year" shall be substituted for the preceding reference to "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d))".

               A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

               The determination of who is an HCE and the determination of the number and identity of Employees in the top-paid group shall be made in accordance with Code section 414(q).

          (i) "HCE Group" and "NHCE Group". With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or
               (ii) the ACP Test, if Code 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

               (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests provided that the plans may only be aggregated if they have the same Plan Year.

               (2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

          (j) "Multiple Use Test". The test described in Section 12.4 which a Plan must meet where the Alternative

               Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

          (k) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

     12.2 ADP and ACP Tests

          For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

          (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

          (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

               IF THE NHCE GROUP               THEN THE MAXIMUM HCE
                    AVERAGE                 GROUP AVERAGE  PERCENTAGE
                    -------                 -------------------------
                 PERCENTAGE IS:                        IS:
                 --------------                        ---

                  Less than 2%                 2 times NHCE Group
                    2% to 8%                        Average %
                  More than 8%                 NHCE Group Average %
                                                      plus 2%
                                               NA - Basic Limitation
                                                      applies

          Alternatively, the Company may elect to use the Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan Year's ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by the Code.

     12.3 Correction of ADP and ACP Tests

          If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

          With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual

          Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

          (a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

               To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Company Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess Pre-Tax Contributions relate, shall be forfeited and used to reduce future Contributions to be made by an Employer as soon as administratively feasible.

          (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

               To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Company Matching Contributions shall, by the end of the next Plan Year, be refunded to the HCE.

          (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance, if Participant loans are permitted in accordance with Section 9) as of the Trade Date on which the correction is processed.

     12.4 Multiple Use Test

          If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

          (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

          (b) the Alternative Limitation applied to the other NHCE Group percentage.

     12.5 Correction of Multiple Use Test

          If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

     12.6 Adjustment for Investment Gain or Loss

          Any excess Deferrals or Contributions to be refunded to a Participant in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

     12.7 Testing Responsibilities and Required Records

          The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

     12.8 Separate Testing

          (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

          (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

          In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
     --------------------------------------------

     13.1 "Annual Addition" Defined

          The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

     13.2 Maximum Annual Addition

          The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Compensation or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).

     13.3 Avoiding an Excess Annual Addition

          If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

     13.4 Correcting an Excess Annual Addition

          Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Pre-Tax Contributions (however to the extent Pre-Tax Contributions were matched, the applicable Company Matching Contributions shall be forfeited in proportion to the returned matched Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and used to reduce Contributions made by an Employer as soon as administratively feasible.

     13.5  Correcting a Multiple Plan Excess

          If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

     13.6 "Defined Benefit Fraction" Defined

          The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

          (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

          (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

          This Section 13.6 is deleted effective January 1, 2000.

     13.7 "Defined Contribution Fraction" Defined

          The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

          (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

          (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

          This Section 13.7 is deleted effective January 1, 2000.

     13.8 Combined Plan Limits and Correction

          If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

          This Section 13.8 is deleted effective January 1, 2000.

14   TOP HEAVY RULES
     ---------------

     14.1 Top Heavy Definitions

          When capitalized, the following words and phrases have the following meanings when used in this Section:

          (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

          (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

          (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

               (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                       NUMBER OF
                       EMPLOYEES
                   NOT EXCLUDED UNDER               NUMBER OF
                          CODE                     HIGHEST PAID
                     SECTION 414(q)(8)           OFFICERS INCLUDED
                   ---------------------         ------------------

                       Less than 30                      3
                         30 to 500               10% of the number
                                                        of
                                                    Employees not
                                                      excluded
                       More than 500                 under Code
                                                      section
                                                     414(q)(8)
                                                         50

               (2)  a more than 5% Owner,

               (3)  a more than 1% Owner whose Compensation exceeds $150,000, or

               (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

          (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude Rollover Contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

          (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

     14.2 Special Contributions

          (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non-related employer) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

          (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to this Plan.

     14.3 Adjustment to Combined Limits for Different Plans

          For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

          This Section 14.3 is deleted effective January 1, 2000.

15   PLAN ADMINISTRATION
     -------------------

     15.1 Plan Delineates Authority and Responsibility

          Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

     15.2 Fiduciary Standards

          Each fiduciary shall:

          (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

          (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

          (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

          (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

     15.3 Company is ERISA Plan Administrator

          The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

     15.4 Administrator Duties

          The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

          (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans (if permitted in accordance with Section 9), withdrawals and distributions;

          (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

          (c) make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

          (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

          (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use;

          (f) apportion the costs of the Plan among the Company and the other Employers; and

          (g)  adjudicate claims pursuant to the claims procedure described in
               Section 18.

     15.5 Advisors May be Retained

          The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

     15.6 Delegation of Administrator Duties

          The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

     15.7 Committee Operating Rules

          (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

          (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

          (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction.

               The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16   MANAGEMENT OF INVESTMENTS
     -------------------------

     16.1 Trust Agreement

          All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

     16.2 Investment Funds

          The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

          (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

          (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

          (c) individual equity and fixed income securities which are readily tradeable on the open market;

          (d) guaranteed investment contracts issued by a bank or insurance company;

          (e)  interest bearing deposits of the Trustee;

          (f) Sears, Roebuck and Co. common stock, Dean Witter, Discover & Co. common stock and The Allstate Corporation common stock, subject to the limitations as set forth in Appendix A; and

          (g)  Company Stock.

          Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

     16.3 Authority to Hold Cash

          The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

     16.4 Trustee to Act Upon Instructions

          The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

     16.5 Administrator Has Right to Vote Registered Investment Company Shares

          The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

     16.6 Custom Fund Investment Management

          The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

          A Custom Fund shall be subject to the following:

          (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

          (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

          (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

          (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

     16.7  Authority to Segregate Assets

          The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

     16.8 Maximum Permitted Investment in Company Stock

          If the Company provides for a Company Stock Fund, the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to provide for the total investment of Participants' and Beneficiaries' Company Match Stock Accounts and, if designated as an Investment Fund available to Participants and Beneficiaries, to comply with Participants' and Beneficiaries' investment elections.

     16.9 Participants Have Right to Vote and Tender Company Stock

          Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

     16.10  Registration and Disclosure for Company Stock

          The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17   TRUST ADMINISTRATION
     --------------------

     17.1 Trustee to Construe Trust

          The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

     17.2 Trustee To Act As Owner of Trust Assets

          Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

          (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

          (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

          (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

          (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

     17.3 United States Indicia of Ownership

          The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the

          United States, except as authorized by ERISA section 404(b).

     17.4 Tax Withholding and Payment

          (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

          (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

     17.5 Trust Accounting

          (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

          (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

          (c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

     17.6 Valuation of Certain Assets

          If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities exchange registered under the Securities

          Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

     17.7 Legal Counsel

          The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

     17.8 Fees and Expenses

          The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

     17.9 Trustee Duties and Limitations

          The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 17.

          The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
     -------------------------------------------------

     18.1 Plan Does Not Affect Employment Rights

          The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

     18.2 Compliance With USERRA

          Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

     18.2 Limited Return of Contributions

          Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

          (a)  such Contribution is made by reason of a mistake of fact;

          (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

          (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

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

          The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

     18.3 Assignment and Alienation

          As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

          (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

          (b) if Participant loans are permitted in accordance with Section 9, to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

     18.4  Facility of Payment

          If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

     18.5 Reallocation of Lost Participant's Accounts

          If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to reduce Contributions made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer.

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

     18.6 Claims Procedure

          (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

          (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

          (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

          (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                Days to Respond
               Action                                           From Last Action
               ------                                           ----------------

               Administrator determines benefit                             NA
               Interested party files initial request                  60 days
               Administrator's initial decision                        90 days
               Interested party requests final review                  60 days
               Administrator's final decision                          60 days

               However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

     18.7 Construction

          Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when

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

          appropriate and even if not otherwise  already expressly stated.

     18.8 Jurisdiction and Severability

          The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of New Jersey. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

     18.9 Indemnification by Employer

          The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

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

19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION
     -----------------------------------------------

     19.1 Amendment

          The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

          (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

          (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

          (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

          (d) permit an Employee to be paid the balance of his or her Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

     19.2 Merger

          This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

     19.3 Divestitures

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

          In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

          Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

     19.4 Plan Termination

          The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates
          Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

     19.5 Amendment and Termination Procedures

          The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and Trust:

          (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

          (b)   The Committee, if acting as Administrator in accordance with
                Section 15.6, may adopt any amendment within the scope of its authority

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

                provided under Section 19.1 and in the manner specified in
                Section 15.7(a).

          (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

          (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).

          (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld), after which it shall become effective as provided in
                (d) above.

     19.6 Termination of Employer's Participation

          Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

     19.7 Replacement of the Trustee

          The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she

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

          declines, the Trustee may petition the court for the appointment of a successor trustee.

     19.8 Final Settlement and Accounting of Trustee

          (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

          (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

          (c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

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

                         APPENDIX A - INVESTMENT FUNDS


I.   Investment Funds Available

     The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:

                CATEGORY            FUNDS
                --------            -----

                INCOME              Money Market
                ------
                                    Short-Intermediate Term

                EQUITY              Company Stock
                ------              International Equity
                                    S&P 500 Stock
                                    S&P MidCap Stock
                                    Templeton Foreign
                                    Founders Growth

                COMBINATION         LifePath
                -----------

     Assets from The Allstate Plan attributable to the account balances thereunder of participants who immediately preceding the date of the transfer are employees of The PMI Group, Inc., or an affiliate thereof, shall be transferred to the Plan on or about February 1, 1996. Such assets may include Sears, Roebuck and Co. common stock, Dean Witter, Discover & Co. common stock and Allstate Stock. Upon receipt, shares of Sears, Roebuck and Co. common stock, Dean Witter, Discover & Co. common stock and Allstate Stock shall be deposited to the Prior Employer Fund. As soon as administratively feasible thereafter, it is the Company's intention to direct the Trustee to liquidate all such shares of Sears, Roebuck and Co. common stock, Dean Witter, Discover & Co. common stock and Allstate Stock and invest the proceeds thereof in a money market type fund. A Participant's investment in the Prior Employer Fund as of the date of transfer (the amount deposited to the Prior Employer Fund on his or her behalf) and earnings thereon may continue to be invested in the Prior Employer Fund until the Participant otherwise directs or the date the Prior Employer Fund is liquidated in accordance with the direction of the Administrator. The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares of Sears, Roebuck and Co. common stock, Dean Witter, Discover & Co. common stock and Allstate Stock.

     The Prior Employer Fund is not designated as available for investment by Participants or Beneficiaries, except to the

                                 APPENDIX A - INVESTMENT FUNDS
                                    (cont'd)


extent described in the preceding paragraph. Notwithstanding, if in accordance with Section 10.6 or Section 11.4, a Participant elects to liquidate the portion of his or her Allstate Plan Accounts balance, if any, not otherwise invested in the Prior Employer Fund, such liquidation proceeds shall be deposited to the Prior Employer Fund and used to purchase shares of Allstate Stock on his or her behalf.

     Effective September 12, 1997, the Prior Employer Fund was discontinued. All assets as of such date were invested in the Money Market Fund. The Money Market Fund was designated as an Investment Fund offered under the Plan effective September 12, 1997.


II.  Default Investment Fund

     The default Investment Fund as of the Effective Date is the Short-Intermediate Term Fund.


III. Accounts For Which Investment is Restricted

     A Participant or Beneficiary may direct the investment of his or her entire Account except for his or her Company Match Stock Account which shall be invested as of the Effective Date in the Company Stock Fund.


IV.  Maximum Percentage Restrictions Applicable to Certain Investment Funds

     As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.

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

                 APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that if the Company provides for a Company Stock Fund, the Employer shall pay the fees related to the Company Stock Fund. These are paid by the Employer on a quarterly basis.

2)   Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

3) Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance.

4) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.

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

                        APPENDIX C - LOAN INTEREST RATE


As of the Effective Date, the interest rate charged on Participant loans shall be equal to the prime rate published in the Wall Street Journal at the time the loan is processed, plus 1%. If multiple prime rates are published in the Wall Street Journal, the prime rate selected shall be the rate closest to the last prime rate used for this purpose.

                                       78